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                                                                      EXHIBIT 15

July 27, 2004

The Shareholders and Board of Directors
AMERICAN EXPRESS COMPANY

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of American Express Company, for the registration of $4,300,000,000 of debt securities, preferred shares, depositary shares, common shares, and warrants, of our reports dated May 7, 2004 and July 27, 2004, relating to the unaudited consolidated interim financial statements of American Express Company that are included in its Forms 10-Q for the quarters ended March 31, 2004 and June 30, 2004 respectively.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act.

                                          /s/ ERNST & YOUNG LLP
                                           .....................................

                                          Ernst & Young LLP

New York, New York